Exhibit 99.1

News Release

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Reports Q4 Results With Sales Orders Up 42% and Sales Pace Per Community Up More Than

60% Year-over-Year

SCOTTSDALE, Ariz., Feb. 5, 2020 –– Taylor Morrison Home Corporation (NYSE: TMHC) today reported adjusted diluted earnings per share of $2.98 and GAAP diluted earnings per share of $2.35.

Fiscal Year 2019 Highlights:

•	Net sales orders were 10,517, a 25 percent increase over the prior year

•	Average monthly sales pace per community was 2.5, compared to 2.3 for 2018

•	Home closings were 9,964, an almost 14 percent increase over the prior year

•	Total revenue was $4.8 billion, a 13 percent increase over the prior year

•	Home closings gross margin adjusted for unusual items was 18.2 percent, while GAAP home closings gross margin was 17.0 percent

“To say that 2019 was a pivotal year in Taylor Morrison’s history would be an understatement,” said Sheryl Palmer, Chairman and CEO of Taylor Morrison. “We surpassed 10,000 sales orders for the first time, marking a significant milestone for us, and the sales momentum we saw build in 2019 has continued into 2020.”

The Company finished Q4 with sales orders of 2,552, which was a 42 percent increase from the prior year quarter. This represented a sales pace per community for the quarter of 2.6, which was tied with Q2 as the highest pace for the year. Sales orders for fiscal year 2019 were 10,517, which represented a sales pace per community of 2.5 for the year. “The strength in sales orders during the fourth quarter was consistent across all geographies and consumer groups led by entry-level, first move-up and second move-up each seeing at least a 50 percent increase,” said Palmer. “We’re thrilled to see the sales success continuing into 2020, with a 46 percent growth in orders and a sales pace of more than 3.0 for January.”

“We delivered 9,964 closings in 2019, an almost 14 percent increase over our results for the prior year and in-line with our most recent guidance,” added Palmer. “I’m proud of the teams’ ability to deliver such strong sales and closings amidst a transformational acquisition in the works.”

The Company stated that they expect the acquisition of William Lyon Homes to close this week. “To support our continued growth we must think differently, operate differently and use our resources differently,” added Palmer. “Effective upon closing, we’ve announced a new organizational structure that will provide greater line of sight into our corporate functions and help us streamline the regional areas given the added scale from William Lyon. Our regional structure will move from three to five and be led by Area Presidents from both Taylor Morrison and William Lyon. Through thoughtful and deliberate efforts, we’ve been able to outline an extremely strong combined business and assure that we’ll have the best organizational structure and portfolio in place for a positive future.”

“For the year, home closings gross margin was 18.2 percent when adjusted for the impact of unusual items, while GAAP home closings gross margin was 17.0 percent,” said Dave Cone, Executive Vice President and Chief Financial Officer. “We experienced certain unusual items during the quarter that impacted many of our key metrics. The impact to earnings before taxes included almost $50 million for an increase in our reserve related to remediating a warranty issue that impacted our Central region, $13 million for the write-off related to our Chicago exit, almost $11 million for transaction expenses related to both AV Homes and William Lyon Homes, $9 million for inventory impairments and almost $6 million related to the loss on extinguishment of debt due to the refinancing transactions earlier in the year. With all of this behind us, we’re confident in how this positions the business and strengthens the balance sheet for the future.”

Homebuilding inventories were nearly $4.0 billion at the end of the year, including 5,728 homes in inventory, compared to 6,014 homes in inventory at the end of the prior year. Homes in inventory at the end of the quarter consisted of 3,450 sold units, 504 model homes and 1,774 inventory units, of which 361 were finished. The Company ended the year with 4,711 units in backlog, a year-over-year increase of 13 percent, with a sales value of approximately $2.3 billion.

The Company finished the year with $326 million in unrestricted cash and a net homebuilding debt to capitalization ratio of 37.2 percent. As of December 31, 2019, Taylor Morrison owned or controlled approximately 54,000 lots, representing 5.4 years of supply based on a trailing twelve months of closings and the Company is focused on securing land for 2021 and beyond.

Preliminary fourth quarter 2019 results for William Lyon included sales orders of 802 and home closings of 1,294. Backlog at the end of the year included 876 units with a sales value of $382 million.

Annual Financial Comparison

($ thousands)

	2019	2018	2019 vs. 2018

Total Revenue	$4,762,059	$4,227,393	12.6%

Home Closings Revenue, Net	$4,623,484	$4,115,216	12.4%

Home Closings Gross Margin	$786,627	$704,363	11.7%

	17.0%	17.1%	10 bps decrease

Adjusted Home Closings Gross Margin	$839,357	$753,327	11.4%

	18.2%	18.3%	10 bps decrease

SG&A	$490,271	$416,943	17.6%

% of Home Closings Revenue, Net	10.6%	10.1%	50 bps increase

Adjusted SG&A	$481,965	$415,743	15.9%

% of Home Closings Revenue, Net	10.4%	10.1%	30 bps increase

Quarterly Financial Comparison

($ thousands)

	2019	2018	2019 vs. 2018

Total Revenue	$1,466,436	$1,457,853	0.6%

Home Closings Revenue, Net	$1,418,232	$1,411,524	0.5%

Home Closings Gross Margin	$201,343	$203,048	(0.8)%

	14.2%	14.4%	20 bps decrease

Adjusted Home Closings Gross Margin	$254,073	$249,512	1.8%

	17.9%	17.7%	20 bps increase

SG&A	$142,472	$129,342	10.2%

% of Home Closings Revenue, Net	10.0%	9.2%	80 bps increase

Adjusted SG&A	$134,166	$128,142	4.7%

% of Home Closings Revenue, Net	9.5%	9.1%	40 bps increase

First Quarter 2020 Business Outlook

•	Average active community count is expected to be between 320 and 330

•	Home closings are expected to be between 2,100 and 2,200

•	GAAP home closings gross margin is expected to be about 18 percent

•	SG&A as a percentage of home closings revenue is expected to be in the mid 11 percent range

•	Effective tax rate is expected to be about 23.5 percent

“The 2020 year should prove exciting with the closing and integration of William Lyon, which will have a significant impact on our operating and financial metrics” said Cone. “As we mentioned in the William Lyon acquisition announcement in November of last year, we will be in a position to provide annual guidance on the combined business during our first quarter call in late April.”

Earnings Webcast

A public webcast to discuss the fourth quarter 2019 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1 (855) 470-8731 and the passcode is 7197299. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE: TMHC) is a leading national homebuilder and developer that has been recognized as the 2016, 2017, 2018, 2019 and 2020 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: changes in general and local economic conditions (including as a result of recent extreme weather conditions); slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; increases in interest rates, taxes or government fees; shortages in, disruptions of and cost of labor; higher cancellation rates of existing agreements of sale; competition in our industry; any increase in unemployment or underemployment; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots at competitive prices; decreases in the market value of our land inventory; new or changing government regulations and legal challenges; our compliance with environmental laws and regulations regarding climate change; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our financial services and title services business; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our substantial debt and the agreements governing such debt, including restrictive covenants contained in such agreements; our ability to access the capital markets; the inherent uncertainty associated with financial or other projections; the risks associated with maintaining effective internal controls over financial reporting; and risks related to the integration of William Lyon Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and William Lyon Homes. In addition, other such risks and uncertainties may be found in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) as such factors may be updated from time to time in our periodic filings with the SEC. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Home closings revenue, net	$1,418,232	$1,411,524	$4,623,484	$4,115,216
Land closings revenue	12,690	21,566	27,081	39,901
Financial services revenue	30,698	20,245	92,815	67,758
Amenity and other revenue	4,816	4,518	18,679	4,518

Total revenues	1,466,436	1,457,853	4,762,059	4,227,393
Cost of home closings	1,216,889	1,208,476	3,836,857	3,410,853
Cost of land closings	23,453	18,754	32,871	33,458
Financial services expenses	14,491	9,822	51,086	41,469
Amenity and other expense	4,401	3,420	17,155	3,420

Total cost of revenues	1,259,234	1,240,472	3,937,969	3,489,200
Gross margin	207,202	217,381	824,090	738,193
Sales, commissions and other marketing costs	93,611	92,649	320,420	278,455
General and administrative expenses	48,861	36,693	169,851	138,488
Equity in income of unconsolidated entities	(1,526)	(3,555)	(9,509)	(13,332)
Interest Income, net	(423)	(350)	(2,673)	(1,639)
Other expense, net	8,718	8,388	7,226	11,816
Transaction and corporate reorganization expenses	4,201	49,428	10,697	50,889
Loss on extinguishment of debt, net	—	—	5,806	—

Income before income taxes	53,760	34,128	322,272	273,516
Income tax (benefit)/provision	(949)	24,913	67,358	63,036

Net income before allocation to non-controlling interests	54,709	9,215	254,914	210,480
Net income attributable to non-controlling interests - joint ventures	(51)	(105)	(262)	(533)

Net income before non-controlling interests - Former Principal Equityholders	54,658	9,110	254,652	209,947

Net income attributable to non-controlling interests - Former Principal Equityholders	—	(55)	—	(3,583)

Net income available to Taylor Morrison Home Corporation	$54,658	$9,055	$254,652	$206,364

Earnings per common share
Basic	$0.52	$0.08	$2.38	$1.85
Diluted	$0.51	$0.08	$2.35	$1.83
Weighted average number of shares of common stock:
Basic	105,835	116,933	106,997	111,743
Diluted	107,406	118,336	108,289	115,119

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$326,437	$329,645
Restricted cash	2,135	2,214

Total cash, cash equivalents, and restricted cash	328,572	331,859
Owned inventory	3,967,359	3,965,306
Real estate not owned	19,185	15,259

Total real estate inventory	3,986,544	3,980,565
Land deposits	39,810	57,929
Mortgage loans held for sale	190,880	181,897
Derivative assets	2,099	1,838
Operating lease right of use assets	36,663	—
Prepaid expenses and other assets, net	85,515	98,225
Other receivables, net	70,447	86,587
Investments in unconsolidated entities	128,759	140,541
Deferred tax assets, net	140,466	145,076
Property and equipment, net	85,866	86,736
Intangible assets, net	637	1,072
Goodwill	149,428	152,116

Total assets	$5,245,686	$5,264,441

Liabilities
Accounts payable	$164,580	$151,586
Accrued expenses and other liabilities	325,370	266,686
Operating lease liabilities	42,317	—
Income taxes payable	3,719	—
Customer deposits	167,328	165,432
Estimated development liabilities	36,705	37,147
Senior notes, net	1,635,008	1,653,746
Loans payable and other borrowings	182,531	225,497
Revolving credit facility borrowings	—	200,000
Mortgage warehouse borrowings	123,233	130,353
Liabilities attributable to real estate not owned	19,185	15,259

Total liabilities	$2,699,976	$2,845,706

Stockholders’ Equity
Total stockholders’ equity	2,545,710	2,418,735

Total liabilities and stockholders’ equity	$5,245,686	$5,264,441

Homes Closed and Home Closings Revenue, Net:

	Three Months Ended December 31,
	Homes Closed			Home Closings Revenue, Net			Average Selling Price
(Dollars in thousands)	2019	2018	Change	2019	2018	Change	2019	2018	Change

East	1,652	1,533	7.8%	$653,420	$609,598	7.2%	$396	$398	(0.5)%

Central	840	735	14.3	402,786	345,765	16.5	480	470	2.1

West	644	838	(23.2)	362,026	456,161	(20.6)	562	544	3.3

Total	3,136	3,106	1.0%	$1,418,232	$1,411,524	0.5%	$452	$454	(0.4)%

	Twelve Months Ended December 31,

	Homes Closed			Home Closings Revenue, Net			Average Selling Price
(Dollars in thousands)	2019	2018	Change	2019	2018	Change	2019	2018	Change

East	4,715	4,061	16.1%	$1,912,179	$1,643,152	16.4%	$406	$405	0.2%

Central	2,784	2,380	17.0	1,327,197	1,126,446	17.8	477	473	0.8

West	2,465	2,319	6.3	1,384,108	1,345,618	2.9	562	580	(3.1)

Total	9,964	8,760	13.7%	$4,623,484	$4,115,216	12.4%	$464	$470	(1.3)%

Net Sales Orders:

	Three Months Ended December 31,
	Net Sales Orders			Sales Value			Average Selling Price
(Dollars in thousands)	2019	2018	Change	2019	2018	Change	2019	2018	Change

East	1,282	867	47.9%	$509,633	$342,748	48.7%	$398	$395	0.8%

Central	639	493	29.6	304,901	235,778	29.3	477	478	(0.2)

West	631	433	45.7	344,045	227,871	51.0	545	526	3.6

Total	2,552	1,793	42.3%	$1,158,579	$806,397	43.7%	$454	$450	0.9%

	Twelve Months Ended December 31,
	Net Sales Orders			Sales Value			Average Selling Price
(Dollars in thousands)	2019	2018	Change	2019	2018	Change	2019	2018	Change

East	4,893	3,471	41.0%	$1,979,100	$1,438,757	37.6%	$404	$415	(2.7)%

Central	3,019	2,697	11.9	1,434,406	1,300,630	10.3	475	482	(1.5)

West	2,605	2,232	16.7	1,405,357	1,356,634	3.6	539	608	(11.3)

Total	10,517	8,400	25.2%	$4,818,863	$4,096,021	17.6%	$458	$488	(6.1)%

Sales Order Backlog:

	As of December 31,
	Sold Homes in Backlog			Sales Value			Average Selling Price
(Dollars in thousands)	2019	2018	Change	2019	2018	Change	2019	2018	Change

East	1,816	1,638	10.9%	$791,485	$724,564	9.2%	$436	$442	(1.4)%

Central	1,655	1,420	16.5	839,004	731,795	14.7	507	515	(1.6)

West	1,240	1,100	12.7	644,459	623,210	3.4	520	567	(8.3)

Total	4,711	4,158	13.3%	$2,274,948	$2,079,569	9.4%	$483	$500	(3.4)%

Average Active Selling Communities:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Change	2019	2018	Change

East	152	177	(14.1)%	159	134	18.7%

Central	124	131	(5.3)	134	121	10.7

West	57	58	(1.7)	58	52	11.5

Total	333	366	(9.0)%	351	307	14.3%

Reconciliation of Non-GAAP Financial Measures

The following tables set forth reconciliations of: (i) adjusted income before income taxes, (ii) EBITDA and adjusted EBITDA to net income before allocation to non-controlling interests, (iii) adjusted net income and adjusted earnings per share, (iv) net homebuilding debt to total capitalization ratio, (v) home closings gross margin and adjusted home closings gross margin, (vi) adjusted SG&A, and (vii) income before income taxes margin and adjusted income before income taxes margin.

Adjusted income before income taxes is a non-GAAP financial measure that reflects our income before income taxes excluding the impact of significant and unusual transactions, which for the three and twelve months ended December 31, 2019 included impairments, warranty expense, litigation expenses for such warranty expense, loss on extinguishment of debt, and write-off of expenses related to the divestiture of certain assets, and for the three and twelve months ended December 31, 2018 included impairments and warranty expenses, as well as, in each period, transaction and corporate reorganization expenses. EBITDA and Adjusted EBITDA are non-GAAP financial measures that measure performance by adjusting net income before allocation to non-controlling interests to exclude interest amortized to cost of sales and interest income, net, income taxes, depreciation and amortization (EBITDA), and non-cash compensation expense, if any, significant and unusual transactions, as well as, in each period, transaction and corporate reorganization expenses and loss on extinguishment of debt (Adjusted EBITDA). Adjusted net income and adjusted earnings per share are non-GAAP financial measures that reflect the net income available to the Company excluding the impact of significant and unusual transactions, which for the three and twelve months ended December 31, 2019 included impairments, warranty expense, litigation expenses for such warranty expense, loss on extinguishment of debt, and write-off of expenses related to the divestiture of certain assets, and for the three and twelve months ended December 31, 2018 included impairments and warranty expenses, as well as, in each period, transaction and corporate reorganization expenses and the tax impact due to such items. Net homebuilding debt to capitalization is a non-GAAP financial measure we calculate by dividing (i) total debt, less unamortized debt issuance costs and mortgage warehouse borrowings, net of unrestricted cash and cash equivalents, by (ii) total capitalization (the sum of net homebuilding debt and total stockholders’ equity). Adjusted home closings gross margin is a non-GAAP financial measure calculated based on GAAP home closings gross margin (which is inclusive of capitalized interest), excluding impairments and warranty charges. Adjusted SG&A is a non-GAAP measure that reflects our GAAP SG&A excluding the impact of significant and unusual transactions, which for the three and twelve months ended December 31, 2019 included litigation expenses for the warranty expense and write-off expenses related to the divestiture of certain assets, and for the three and twelve months ended December 31, 2018 included litigation expenses for the warranty expense.

Management uses these non-GAAP financial measures to evaluate our performance on a consolidated basis, as well as the performance of our regions, and to set targets for performance-based compensation. We also use the ratio of net homebuilding debt to total capitalization as an indicator of overall leverage and to evaluate our performance against other companies in the homebuilding industry. In the future, we may include additional adjustments in the above described non-GAAP financial measures to the extent we deem them appropriate and useful to management and investors.

We believe that adjusted income before income taxes, adjusted net income and adjusted earnings per share, adjusted SG&A, as well as EBITDA and adjusted EBITDA, are useful for investors in order to allow them to evaluate our operations without the effects of various items we do not believe are characteristic of our ongoing operations or performance and also because such metrics assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA also provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or unusual items. Because we use the ratio of net homebuilding debt to total capitalization to evaluate our performance against other companies in the homebuilding industry, we believe this measure is also relevant and useful to investors for that reason. We believe that adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the varying effects of inventory impairment charges and warranty charges.

These non-GAAP financial measures should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures of our operating performance or liquidity. Although other companies in the homebuilding industry may report similar information, their definitions may differ. We urge investors to understand the methods used by other companies to calculate similarly-titled non-GAAP financial measures before comparing their measures to ours.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	2019	2018	2019	2018
Income before income taxes	$53,760	$34,128	$322,272	$273,516
Significant and unusual transactions	72,146	47,600	72,146	50,100
Transaction and corporate reorganization expenses	4,201	49,428	10,697	50,889
Loss on extinguishment of debt	—	—	5,806	—

Adjusted income before income taxes	$130,107	$131,156	$410,921	$374,505

Net income available to TMHC	$54,658	$9,055	$254,652	$206,364
Significant and unusual transactions	72,146	47,600	72,146	50,100
Transaction and corporate reorganization expenses	4,201	49,428	10,697	50,889
Loss on extinguishment of debt	—	—	5,806	—
Tax impact due to significant and unusual transactions, transaction and corporate reorganization expenses, and loss on extinguishment of debt	(17,632)	(919)	(20,578)	(1,874)
Adjustments to non-controlling interest	—	(587)	—	(1,692)

Adjusted net income - Basic	$113,373	$104,577	$322,723	$303,787

Net income available to TMHC	$54,658	$9,055	$254,652	$206,364
Net income attributable to non-controlling interests - Former Principal Equityholders	—	55	—	3,583
Loss fully attributable to public holding company	—	191	—	540
Net income - Diluted	54,658	9,301	254,652	210,487
Significant and unusual transactions	72,146	47,600	72,146	50,100
Transaction and corporate reorganization expenses	4,201	49,428	10,697	50,889
Loss on extinguishment of debt	—	—	5,806	—
Tax impact due to significant and unusual transactions, transaction and corporate reorganization expenses, and loss on extinguishment of debt	(17,632)	(919)	(20,578)	(1,874)

Adjusted net income - Diluted	113,373	105,410	322,723	309,602

Weighted average number of shares of common stock:
Basic	105,835	116,933	106,997	111,743
Diluted	107,406	118,336	108,289	115,119

Earnings per common share:
Basic	$0.52	$0.08	$2.38	$1.85
Diluted	$0.51	$0.08	$2.35	$1.83

Adjusted earnings per common share:
Basic	$1.07	$0.89	$3.02	$2.72
Diluted	$1.06	$0.89	$2.98	$2.69

Income before income taxes margin and Adjusted income before income taxes margin

	Twelve Months Ended December 31,
(Dollars in thousands)	2019	2018
Total Revenues	$4,762,059	$4,227,393

Income before income taxes	$322,272	$273,516
Significant and unusual transactions	72,146	50,100
Transaction and corporate reorganization expenses	10,697	50,889
Loss on extinguishment of debt	5,806	—

Adjusted Income before income taxes	$410,921	$374,505

Income before income taxes margin	6.8%	6.5%

Adjusted income before income taxes margin	8.6%	8.9%

Adjusted Home Closings Gross Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018
Home closings revenue	$1,418,232	$1,411,524	$4,623,484	$4,115,216
Cost of home closings	1,216,889	1,208,476	3,836,857	3,410,853

Home closings gross margin	$201,343	$203,048	$786,627	$704,363
Inventory impairment charges	9,384	9,631	9,384	9,631
Warranty charge	43,346	36,833	43,346	39,333

Adjusted home closings gross margin	$254,073	$249,512	$839,357	$753,327

Home closings gross margin as a percentage of home closings revenue	14.2%	14.4%	17.0%	17.1%
Adjusted home closings gross margin as a percentage of home closings revenue	17.9%	17.7%	18.2%	18.3%

Adjusted SG&A Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018
Sales, commissions and other marketing costs	$93,611	$92,649	$320,420	$278,455
General and administrative expenses	48,861	36,693	169,851	138,488

Total SG&A	$142,472	$129,342	$490,271	$416,943

SG&A related to significant and unusual transactions	8,306	1,200	8,306	1,200

Adjusted Total SG&A	$134,166	$128,142	$481,965	$415,743

Home closings revenue, net	$1,418,232	$1,411,524	$4,623,484	$4,115,216

Total SG&A as % of Home closings revenue, net	10.0%	9.2%	10.6%	10.1%
Total adjusted SG&A as % of Home closings revenue, net	9.5%	9.1%	10.4%	10.1%

EBITDA and Adjusted EBITDA Reconciliation

	Three Months Ended December 31,
(Dollars in thousands)	2019	2018
Net income before allocation to non-controlling interests	$54,709	$9,215
Interest income, net	(423)	(350)
Amortization of capitalized interest	30,614	26,459
Income tax provision	(949)	24,913
Depreciation and amortization	1,436	2,089

EBITDA	$85,387	$62,326
Non-cash compensation expense	3,827	4,746
Significant and unusual transactions	72,146	47,600
Transaction and corporate reorganization expenses	4,201	49,428

Adjusted EBITDA excluding significant and non routine transaction type costs	$165,561	$164,100

Total revenues	$1,466,436	$1,457,853
EBITDA as a percentage of total revenues	5.8%	4.3%
Adjusted EBITDA as a percentage of total revenues	11.3%	11.3%

Net Homebuilding Debt to Capitalization Ratio Reconciliation
(Dollars in thousands)	December 31, 2019
Total debt	$1,940,772
Less unamortized debt issuance costs	(14,992)
Less mortgage warehouse borrowings	123,233

Total homebuilding debt	$1,832,531
Less cash and cash equivalents	326,437

Net homebuilding debt	$1,506,094
Total equity	2,545,710

Total capitalization	$4,051,804

Net homebuilding debt to capitalization ratio	37.2%